Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

August 28, 2019

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2020 SECOND QUARTER RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, August 28, 2019 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter and six months ended July 27, 2019. The Company reported:

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Contract revenues of $884.2 million for the quarter ended July 27, 2019, compared to $799.5 million for the quarter ended July 28, 2018. Contract revenues for the quarter ended July 27, 2019 increased 11.1% on an organic basis after excluding $3.8 million in contract revenues from storm restoration services for the quarter ended July 28, 2018.

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Non-GAAP Adjusted EBITDA of $100.2 million, or 11.3% of contract revenues, for the quarter ended July 27, 2019, compared to Non-GAAP Adjusted EBITDA of $97.8 million, or 12.2% of contract revenues, for the quarter ended July 28, 2018.

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On a GAAP basis, net income was $29.9 million, or $0.94 per common share diluted, for each of the quarters ended July 27, 2019 and July 28, 2018. Non-GAAP Adjusted Net Income was $34.6 million, or $1.09 per common share diluted, for the quarter ended July 27, 2019, compared to Non-GAAP Adjusted Net Income of $33.3 million, or $1.05 per Non-GAAP Adjusted Diluted Share, for the quarter ended July 28, 2018.

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The Company entered into a contract modification that increases revenue produced by a large customer program. As a result, the Company recognized $11.8 million of contract revenues for services performed in prior periods and $1.8 million of related performance-based compensation expense. On an after-tax basis, these items contributed approximately $7.3 million to net income, or $0.23 per common share diluted, for the quarter ended July 27, 2019.

The Company also reported:

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Contract revenues of $1.718 billion for the six months ended July 27, 2019, compared to $1.531 billion for the six months ended July 28, 2018. Contract revenues for the six months ended July 27, 2019 increased 13.5% on an organic basis after excluding contract revenues from an acquired business that was not owned for the full period in both the current and prior year periods and contract revenues from storm restoration services. Contract revenues from that acquired business were $13.4 million for the six months ended July 27, 2019 compared to $14.9 million for the six months ended July 28, 2018. Contract revenues from storm restoration services were $4.7 million for the six months ended July 27, 2019 compared to $18.6 million for the six months ended July 28, 2018.

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Non-GAAP Adjusted EBITDA of $173.8 million, or 10.1% of contract revenues, for the six months ended July 27, 2019, compared to Non-GAAP Adjusted EBITDA of $171.5 million, or 11.2% of contract revenues, for the six months ended July 28, 2018.

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On a GAAP basis, net income was $44.2 million, or $1.39 per common share diluted, for the six months ended July 27, 2019, compared to net income of $47.1 million, or $1.46 per common share diluted, for the six months ended July 28, 2018. Non-GAAP Adjusted Net Income was $51.6 million, or $1.62 per common share diluted, for the six months ended July 27, 2019, compared to Non-GAAP Adjusted Net Income of $54.0 million, or $1.70 per Non-GAAP Adjusted Diluted Share, for the six months ended July 28, 2018.

Outlook

The Company also announced its outlook for the fiscal quarter ending October 26, 2019. The Company currently expects total contract revenues for the fiscal quarter ending October 26, 2019 to range from $820 million to $870 million. On a GAAP basis, diluted earnings per common share for the fiscal quarter ending October 26, 2019 is expected to range from $0.48 to $0.68 and Non-GAAP Adjusted Diluted Earnings per Common Share is expected to range from $0.60 to $0.80. Non-GAAP Adjusted Diluted Earnings per Common Share guidance excludes $5.1 million of pre-tax interest expense, or $0.12 per common diluted share on an after-tax basis, for the non‑cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”). A reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share guidance provided for the fiscal quarter ending October 26, 2019, along with reconciliations of other Non-GAAP measures, is included within the press release tables. For additional discussion regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, August 28, 2019; call (800) 230-1085 (United States) or (612) 288-0329 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com until Friday, September 27, 2019.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the outlook for the quarter ending October 26, 2019 found under the “Outlook” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” sections of this release. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	July 27, 2019	January 26, 2019
ASSETS
Current assets:
Cash and equivalents	$12,583	$128,342
Accounts receivable, net	796,908	625,258
Contract assets	357,615	215,849
Inventories	107,353	94,385
Income tax receivable	1,417	3,461
Other current assets	31,971	29,145
Total current assets	1,307,847	1,096,440

Property and equipment, net	422,264	424,751
Operating lease right-of-use assets (a)	69,459	—
Goodwill and other intangible assets, net	476,212	486,874
Other	52,589	89,438
Total non-current assets	1,020,524	1,001,063
Total assets	$2,328,371	$2,097,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$140,279	$119,485
Current portion of debt	16,875	5,625
Contract liabilities	13,272	15,125
Accrued insurance claims	41,075	39,961
Operating lease liabilities (a)	25,751	—
Income taxes payable	2,553	721
Other accrued liabilities	117,159	104,074
Total current liabilities	356,964	284,991

Long-term debt	932,277	867,574
Accrued insurance claims - non-current	58,492	68,315
Operating lease liabilities - non-current (a)	44,371	—
Deferred tax liabilities, net - non-current	77,574	65,963
Other liabilities	5,260	6,492
Total liabilities	1,474,938	1,293,335

Total stockholders’ equity	853,433	804,168
Total liabilities and stockholders’ equity	$2,328,371	$2,097,503

(a) The Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842), effective January 27, 2019, the first day of fiscal 2020. On adoption, the Company recognized approximately $71.0 million of operating lease right-of-use assets and corresponding operating lease liabilities on its condensed consolidated balance sheet for its operating leases with terms greater than twelve months.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited
	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 27, 2019	July 28, 2018	July 27, 2019	July 28, 2018
Contract revenues	$884,221	$799,470	$1,717,964	$1,530,844

Costs of earned revenues, excluding depreciation and amortization (a)	720,382	642,376	1,422,150	1,241,949
General and administrative (b) (c)	65,117	64,555	123,738	126,838
Depreciation and amortization	47,244	44,805	93,586	88,160
Total	832,743	751,736	1,639,474	1,456,947

Interest expense, net (d)	(12,878)	(10,446)	(25,111)	(20,612)
Other income, net	4,006	4,156	9,705	11,868
Income before income taxes	42,606	41,444	63,084	65,153

Provision for income taxes (e)	12,710	11,544	18,909	18,022

Net income	$29,896	$29,900	$44,175	$47,131

Earnings per common share:

Basic earnings per common share	$0.95	$0.96	$1.40	$1.51

Diluted earnings per common share	$0.94	$0.94	$1.39	$1.46

Shares used in computing earnings per common share:
Basic	31,487,011	31,206,340	31,469,401	31,198,349

Diluted (f)	31,820,296	31,954,013	31,803,368	32,180,960

(a) During the six months ended July 27, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods.
(b) During the six months ended July 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer.

(c) Includes stock-based compensation expense of $2.3 million and $6.0 million for the quarters ended July 27, 2019 and July 28, 2018, respectively, and $5.8 million and $10.9 million for the six months ended July 27, 2019 and July 28, 2018, respectively.

(d) Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of $5.0 million and $4.8 million for the quarters ended July 27, 2019 and July 28, 2018, respectively, and $9.9 million and $9.4 million for the six months ended July 27, 2019 and July 28, 2018, respectively.

(e) For the three and six months ended July 27, 2019, the provision for income taxes included $1.1 million related to a previous tax year filing. For the six months ended July 27, 2019, the provision for income taxes also included $0.6 million of income tax expense for the vesting and exercise of share-based awards.

(f) During the quarter and six months ended July 28, 2018, the Company’s average stock price exceeded the $96.89 conversion price of its Notes. As a result, diluted shares used in computing diluted earnings per common share for the quarter and six months ended July 28, 2018 include approximately 0.1 million and 0.4 million weighted shares, respectively, of potential dilution from the embedded conversion feature in the Notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Growth %	Non-GAAP - Organic Growth %
Quarter Ended July 27, 2019	$884,221	$—	$—	$884,221	10.6%	11.1%

Quarter Ended July 28, 2018	$799,470	$—	$(3,760)	$795,710

Six Months Ended July 27, 2019	$1,717,964	$(13,401)	$(4,716)	$1,699,847	12.2%	13.5%

Six Months Ended July 28, 2018	$1,530,844	$(14,915)	$(18,609)	$1,497,320

(a) Amounts for the six months ended July 27, 2019 and July 28, 2018 represent contract revenues from an acquired business that was not owned for the full period in both the current and prior year periods.

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	July 27, 2019	July 28, 2018	July 27, 2019	July 28, 2018
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$29,896	$29,900	$44,175	$47,131
Interest expense, net	12,878	10,446	25,111	20,612
Provision for income taxes	12,710	11,544	18,909	18,022
Depreciation and amortization	47,244	44,805	93,586	88,160
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	102,728	96,695	181,781	173,925
Gain on sale of fixed assets	(4,806)	(4,909)	(11,544)	(13,324)
Stock-based compensation expense	2,277	6,048	5,756	10,911
Recovery of previously reserved accounts receivable and contract assets	—	—	(10,345)	—
Q1-20 charge for warranty costs	—	—	8,200	—
Non-GAAP Adjusted EBITDA	$100,199	$97,834	$173,848	$171,512

Contract revenues	$884,221	$799,470	$1,717,964	$1,530,844
Non-GAAP Adjusted EBITDA % of contract revenues	11.3%	12.2%	10.1%	11.2%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	July 27, 2019	July 28, 2018	July 27, 2019	July 28, 2018
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$29,896	$29,900	$44,175	$47,131

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	5,015	4,750	9,947	9,422
Q1-20 charge for warranty costs (a)	—	—	8,200	—
Recovery of previously reserved accounts receivable and contract assets (b)	—	—	(10,345)	—

Tax Adjustments:
Tax expense for the vesting and exercise of share-based awards	—	—	638	—
Tax expense related to previous tax year filing	1,092	—	1,092	—
Tax effect of pre-tax adjustments	(1,379)	(1,314)	(2,145)	(2,589)
Total adjustments, net of tax	4,728	3,436	7,387	6,833

Non-GAAP Adjusted Net Income	$34,624	$33,336	$51,562	$53,964

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$0.94	$0.94	$1.39	$1.46
Total adjustments, net of tax and dilutive share effect of Notes (c)	0.15	0.11	0.23	0.23
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.09	$1.05	$1.62	$1.70

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted shares	31,820,296	31,954,013	31,803,368	32,180,960
Adjustment for economic benefit of note hedge related to Notes (c)	—	(120,196)	—	(367,597)
Non-GAAP Adjusted Diluted Shares (c)	31,820,296	31,833,817	31,803,368	31,813,363

(a) During the six months ended July 27, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods.
(b) During the six months ended July 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer.

(c) The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive share effect of the Notes.

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

Quarter Ending
October 26, 2019

GAAP diluted earnings per common share	$0.48 - $0.68

Adjustment
Addback of after-tax non-cash amortization of debt discount (a)	0.12

Non-GAAP Adjusted Diluted Earnings per Common Share	$0.60 - $0.80

Diluted shares (in millions)	31.8

(a) The Company expects to recognize approximately $5.1 million in pre-tax interest expense during the quarter ending October 26, 2019 for the non-cash amortization of the debt discount associated with the Notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

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Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items.

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Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

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Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

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Recovery of previously reserved accounts receivable and contract assets - During the six months ended July 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•
Q1-20 charge for warranty costs - During the six months ended July 27, 2019, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•
Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

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Tax impact of previous tax year filing - During the quarter and six months ended July 27, 2019, the Company recognized an income tax expense of $1.1 million on a previous tax year filing. The Company has excluded this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•	Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s effective tax rate used for financial planning for the applicable period.